Exhibit 10.1

Execution Version

AMPLIFY ENERGY CORP.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is made and entered into as of August 6, 2019, by and among (i) Amplify Energy Corp., a Delaware corporation (f/k/a Midstates Petroleum Company, Inc., a Delaware corporation) (the “Company”) and (ii) the Holders (as defined below) of Company Common Stock (as defined below) listed on Schedule I hereto. The Company and the Holders are referred to collectively herein as the “Parties”.

WITNESSETH:

WHEREAS, the Company entered into that certain Registration Rights Agreement, dated as of October 21, 2016 (the “Initial RRA”);

WHEREAS, upon the terms and subject to the conditions of that certain Agreement and Plan of Merger dated as of May 5, 2019, by and among the Company, Midstates Holdings, Inc., a direct wholly owned subsidiary of the Company and Amplify Energy Corp., a Delaware corporation (“Legacy Amplify”), the Company agreed to issue to the holders of common stock, par value $0.0001 per share, of Legacy Amplify (“Legacy Amplify Common Stock”) 0.933 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) for each share of Legacy Amplify Common Stock;

WHEREAS, the Company and the Holders desire to execute and deliver this Agreement in order for the Company to grant certain registration and other rights to the Holders by amending the Initial RRA on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, each Holder is on the date hereof the holder of the number of shares of Company Common Stock as set forth on Schedule I hereto;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person (including any investment fund the primary investment advisor to which is such Person or an Affiliate thereof); provided that for purposes of this Agreement, no Holder shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Alternative Transaction” means the sale of Registrable Securities constituting more than 3% of the shares of Company Common Stock outstanding at the time of such sale to one or more purchasers in a registered transaction without a prior marketing process by means of (a) a bought deal, (b) a block trade, (c) a direct sale or (d) any other transaction that is registered pursuant to a Shelf Registration that is not a firm commitment underwritten offering.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405.

“beneficially owned”, “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event. For the avoidance of doubt, each Holder shall be deemed to beneficially own all of the shares of Company Common Stock held by any of its Affiliates.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Company” has the meaning set forth in the preamble.

“Company Common Stock” has the meaning set forth in the recitals.

“Company Notice” has the meaning set forth in Section 2(a)(iii).

“Demand Eligible Holder” has the meaning set forth in Section 2(b)(i).

“Demand Eligible Holder Request” has the meaning set forth in Section 2(b)(i).

“Demand Notice” has the meaning set forth in Section 2(b)(i).

“Demand Registration” has the meaning set forth in Section 2(b)(i).

“Demand Registration Statement” has the meaning set forth in Section 2(b)(i).

“Determination Date” has the meaning set forth in Section 2(a)(viii).

“Effectiveness Period” has the meaning set forth in Section 2(b)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean, with respect to any natural Person, such Person’s parents, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Person’s spouse (but not including a former spouse or a spouse from whom such Person is legally separated) and/or descendants.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1 Shelf” has the meaning set forth in Section 2(a)(i).

“Form S-3 Shelf” has the meaning set forth in Section 2(a)(i).

“Holder” means each Person that is party to this Agreement on the date hereof and any Person who hereafter becomes a party to this Agreement pursuant to Section 8(f) of this Agreement. A Person shall cease to be a Holder hereunder at such time as it ceases to hold any Registrable Securities.

“Holders of a Majority of Included Registrable Securities” means Holders of a majority of the Registrable Securities included in the Registration Statement.

“Indemnified Persons” has the meaning set forth in Section 6(a).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433, relating to an offer of the Registrable Securities.

“Legacy Amplify” has the meaning set forth in the recitals.

“Legacy Amplify Common Stock” has the meaning set forth in the recitals.

“Losses” has the meaning set forth in Section 6(a).

“Maximum Offering Size” has the meaning set forth in Section 2(a)(iv).

“Other Registrable Securities” means (a) Company Common Stock, (b) any securities issued or issuable with respect to, on account of or in exchange for Company Common Stock, whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise and (c) any options, warrants or other rights to acquire, and any securities received as a dividend or distribution in respect of, any of the securities described in clauses (a) and (b) above, in each case held by any other Person who has rights to participate in any offering of securities by the Company pursuant to a registration rights agreement or other similar arrangement with the Company or any direct or indirect parent of the Company relating to the Company Common Stock or warrants (other than this Agreement).

“Parties” has the meaning set forth in the preamble.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Eligible Holders” has the meaning set forth in Section 2(c)(i).

“Piggyback Notice” has the meaning set forth in Section 2(c)(i).

“Piggyback Registration” has the meaning set forth in Section 2(c)(i).

“Piggyback Registration Statement” has the meaning set forth in Section 2(c)(i).

“Piggyback Request” has the meaning set forth in Section 2(c)(i).

“Plan” has the meaning set forth in the recitals.

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or known to the Company to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), all amendments and supplements to the Prospectus, including post-effective amendments, all material incorporated by reference or deemed to be incorporated by reference in such Prospectus and any Issuer Free Writing Prospectus.

“Public Offering” means any sale of shares of Company Common Stock to the public pursuant to a public offering registered (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 is applicable) under the Securities Act.

“Qualified Holder” means, on any date, one or more Holders who beneficially own in the aggregate 7% or more of the Company Common Stock outstanding on such date.

“Registrable Securities” means (a) any Company Common Stock, (b) any securities issued or issuable with respect to, on account of or in exchange for Company Common Stock, whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise and (c) any options, warrants or other rights to acquire, and any securities received as a dividend or distribution in respect of, any of the securities described in clauses (a) and (b) above, in each case that are held on or after the date hereof by the Holders and their Affiliates or any transferee or assignee of any Holder or its Affiliates after giving effect to a transfer made in compliance with Section 8(f), all of which securities are subject to the rights provided herein until such rights terminate pursuant to the provisions of this Agreement. As to any particular Registrable Securities, such securities shall not be Registrable Securities when (i) a Registration Statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been sold, transferred or otherwise disposed of by the Holder thereof pursuant to such effective Registration Statement, (ii) such Registrable Securities are sold, transferred or otherwise disposed of pursuant to Rule 144, (iii) such securities cease to be outstanding, or (iv) such securities are held by a Holder who, together with its Affiliates, holds less than 1% of the then outstanding Company Common Stock and all such securities may be sold pursuant to Rule 144 without regard to volume or manner of sale limitations and without the requirement to be in compliance with Rule 144(c)(1).

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company filed with or to be filed with the Commission under the Securities Act and other applicable law, including an Automatic Shelf Registration Statement, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Party” has the meaning set forth in Section 8(p).

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, limited partners, general partners, shareholders, managers, management company, investment manager, affiliates, employees, agents, investment bankers, attorneys, accountants, advisors, financial advisor and other professionals of such Person, in each case, in such capacity, serving on or after the date of this Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 145” means Rule 145 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Seasoned Issuer” means an issuer eligible to use Form S-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and related legal and other fees of a Holder not included within the definition of Registration Expenses.

“Shelf Period” has the meaning set forth in Section 2(a)(i).

“Shelf Public Offering Requesting Holder” has the meaning set forth in Section 2(a)(ii).

“Shelf Registration” means the registration of an offering of Registrable Securities on a Form S-1 Shelf or a Form S-3 Shelf, as applicable, on a delayed or continuous basis under Rule 415 under the Securities Act, pursuant to Section 2(a)(i).

“Shelf Registration Statement” has the meaning set forth in Section 2(a)(i).

“Shelf Takedown Notice” has the meaning set forth in Section 2(a)(iii).

“Subsidiary” means, when used with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Suspension Period” has the meaning set forth in Section 2(e).

“Trading Market” means the principal national securities exchange in the United States on which Registrable Securities are (or are to be) listed.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2(a)(ii).

“WKSI” means a “well known seasoned issuer” as defined under Rule 405 and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also a Seasoned Issuer.

“WKSI Date” has the meaning set forth in Section 2(a)(viii).

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections, paragraphs and clauses refer to Sections, paragraphs and clauses of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute;

(h) references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; (i) references to any Person include such Person’s successors and permitted assigns; (j) references to “days” are to calendar days unless otherwise indicated; and (k) references to “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Each of the parties hereto acknowledges that each party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any party hereto because one is deemed to be the author thereof.

2. Registration.

(a) Shelf Registration.

(i) Filing of Shelf Registration Statement. No later than 90 days after the date hereof, the Company shall file a Registration Statement for a Shelf Registration on Form S-3 covering the resale of all of the Registrable Securities held by the Holders to the extent not already registered for resale by such Holders on an effective Registration Statement on a delayed or continuous basis (the “Form S-3 Shelf”). If the Company is not a Seasoned Issuer or WKSI at the time of filing, the Company shall instead file such Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf” and, together with the Form S-3 Shelf, the “Shelf Registration Statement”). In the event that the Company files such Shelf Registration Statement on a Form S-1 Shelf and thereafter becomes a Seasoned Issuer or WKSI, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf to a Form S-3 Shelf (which shall be an Automatic Shelf Registration Statement if the Company is a WKSI) as soon as practicable after the Company becomes so eligible. Subject to the terms of this Agreement, including any applicable Suspension Period, the Company shall cause the Shelf Registration Statement to be declared effective under the Securities Act no later than the 10th day following the filing of the Shelf Registration Statement in the event of no “review” by the Commission, or in the event of a “limited review” or “review” by the Commission, the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, including using commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective (x) no later than the 40th day following such filing in the event of “limited review” by the Commission or (y) no later than the 60th day following such filing in the event of a “review” by the Commission, and shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement are no longer Registrable Securities, including, to the extent a Form S-1 Shelf was converted to a Form S-3 Shelf and the Company thereafter became ineligible to use Form S-3, by filing a Form S-1 Shelf not later than 10 Business Days after the date of such ineligibility and using its commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable (but in no event more than

20 days after the date of such filing) (the period during which the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this clause (i), the “Shelf Period”). The Company shall notify the Holders named in any Shelf Registration Statement via facsimile or by e-mail of the effectiveness of a Form S-1 Shelf on the same Business Day that the Company telephonically confirms effectiveness with the Commission. The Company shall file a final Prospectus with the Commission to the extent required by Rule 424. The “Plan of Distribution” section of such Shelf Registration Statement shall provide for all permitted means of disposition of Registrable Securities reasonably requested to be included by the Holders named therein, including firm-commitment underwritten public offerings, Alternative Transactions, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering.

(ii) Underwritten Shelf Takedown. At any time during the Shelf Period (subject to any Suspension Period), any one or more Holders of Registrable Securities (such Holder, a “Shelf Public Offering Requesting Holder”) may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to any Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, that, and subject to Section 2(a)(v) below, the Company shall not be obligated to effect (x) more than four Underwritten Shelf Takedowns in any 12-month period for all Holders and (y) any Underwritten Shelf Takedown if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Underwritten Shelf Takedown, in the good faith judgment of the managing underwriter(s) therefor, is less than $25 million (unless an Underwritten Shelf Takedowns contemplates to register for resale all remaining Registrable Securities and the aggregate proceeds expected to be received from the sale thereof is less than $25 million).

(iii) Notice of Underwritten Shelf Takedown. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the class or series and the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Subject to Section 2(e) below, within three days after receipt of any Shelf Takedown Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown (which notice shall state the material terms of such proposed Underwritten Shelf Takedown, to the extent known, as well as the identity of the Shelf Public Offering Requesting Holder) to all other Holders of Registrable Securities (the “Company Notice”) and, subject to the provisions of Section 2(a)(iv) and Section 2(e) below, shall include in such Underwritten Shelf Takedown all Registrable Securities of the same class or series as the Registrable Securities originally requested to be sold by the Shelf Public Offering Requesting Holder with respect to which the Company has received written requests for inclusion therein within five Business Days after giving the Company Notice; provided that any such Registrable Securities shall be sold subject to the same terms as are applicable to the Registrable Securities the Shelf Public Offering Requesting Holder is requesting to sell.

(iv) Priority of Registrable Shares. If the managing underwriters for such Underwritten Shelf Takedown advise the Company and the Holders of Registrable Securities proposed to be included in such Underwritten Shelf Takedown that in their reasonable view the number of Registrable Securities proposed to be included in such Underwritten Shelf Takedown exceeds the number of Registrable Securities which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a Majority of Included Registrable Securities requested to be included in the Underwritten Shelf Takedown (the “Maximum Offering Size”), then the Company shall so advise all Holders of Registrable Securities proposed to be included in such Underwritten Shelf Takedown, and shall include in such Underwritten Shelf Takedown the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder, (B) second, any securities requested to be included in such Underwritten Shelf Takedown by the Company and (C) third, Other Registrable Securities requested to be included in such Underwritten Shelf Takedown to the extent permitted hereunder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective holders of such Other Registrable Securities on the basis of the number of securities requested to be included therein by each such holder.

(v) Timing of Underwritten Shelf Takedowns. The Company shall not be obligated to effect an Underwritten Shelf Takedown within 90 days (or such shorter period specified in any applicable lock-up agreement entered into with underwriters) after the consummation of a previous Underwritten Shelf Takedown.

(vi) Selection of Bankers and Counsel. The Holders of a Majority of Included Registrable Securities requested to be included in an Underwritten Shelf Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed)) and one firm of counsel to represent all of the Holders (along with any reasonably necessary local counsel), in connection with such Underwritten Shelf Takedown; provided that the Company shall select such investment banker(s), manager(s) and counsel (including local counsel) if such Holders of such Majority of Registrable Securities cannot so agree on the same within a reasonable time period.

(vii) Withdrawal from Registration. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 2(a)(ii) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder or Holders to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered on or prior to the effective date of the relevant Underwritten Shelf Takedown.

(viii) WKSI Filing. Upon the Company first becoming a WKSI (the “WKSI Date”), (A) the Company shall give written notice to all of the Holders who hold Registrable Securities as promptly as practicable but in no event later than 5 Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a WKSI, and (B) the Company shall, in accordance with the following sentence, register, under an Automatic Shelf Registration Statement, the sale of all outstanding Registrable Securities in accordance with the terms of this Agreement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than 10 days after the WKSI Date, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities; provided, that, the failure of the Company to remain a WKSI after the filing of such Automatic Shelf Registration Statement shall not be deemed to be a breach of its obligations hereunder. The Company shall give written notice of filing such Registration Statement to all of the Holders who hold Registrable Securities as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that the Company will no longer be a WKSI (the “Determination Date”), as promptly as practicable but in no event later than five days after such Determination Date, the Company shall (1) give written notice thereof to all of the Holders and (2) file a Form S-3 Shelf, unless the Company is not then eligible to use Form S-3, in which case it shall use Form S-1 Shelf (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form), covering all Registrable Securities, and cause such Registration Statement to be declared effective under the Securities Act no later than the 10th day following the filing of the Registration Statement in the event of no “review” by the Commission, or in the event of a “limited review” or “review” by the Commission, use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities, including using commercially reasonable efforts to cause such Registration Statement to be declared effective (x) no later than the 40th day following such filing in the event of “limited review” by the Commission or (y) no later than the 60th day following such filing in the event of a “review” by the Commission, and keep such Registration Statement continuously effective under the Securities Act until there are no longer any Registrable Securities.

(ix) Adding Holders to Registration Statement. After the Registration Statement with respect to a Shelf Registration is declared or becomes effective but subject to a Suspension Period, upon written request by one or more Holders (which written request shall specify the amount of such Holders’ Registrable Securities to be registered), the Company shall, as promptly as practicable after receiving such request, (i) if it is a Seasoned Issuer or a WKSI, or if such Registration Statement is an Automatic Shelf Registration Statement, file a Prospectus supplement to include such Holders as selling stockholders in such Registration Statement or (ii) if it is not a Seasoned Issuer or a WKSI, file a post-effective amendment to the Registration Statement to include such Holders in such Shelf Registration and use commercially reasonable efforts to have such post-effective amendment declared effective.

(b) Demand Registration.

(i) Subject to the terms and conditions of this Agreement, at any time and from time to time after the date that is 90 days after the date hereof, upon written notice to the Company (a “Demand Notice”) delivered by one or more Qualified Holders requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) of any or all of the Registrable Securities held by such Qualified Holder(s) which offering is expected to yield aggregate gross proceeds of at least $25 million or, if the expected gross proceeds of the sale of all remaining Registrable Securities is less than $25 million, then such registration shall include all remaining Registrable Securities, the Company shall promptly (but in any event, not later than five Business Days following the Company’s receipt of such Demand Notice) give written notice of the receipt of such Demand Notice to all other Holders that, to its knowledge, hold Registrable Securities (each, a “Demand Eligible Holder”). The Company shall promptly file the appropriate Registration Statement (the “Demand Registration Statement”) and use its commercially reasonable efforts to effect, at the earliest practicable date, the registration under the Securities Act and under the applicable state securities laws of (A) the Registrable Securities which the Company has been so requested to register by the Qualified Holder(s) in the Demand Notice, (B) all other Registrable Securities of the same class or series as those requested to be registered by the Qualified Holder(s) which the Company has been requested to register by the Demand Eligible Holders by written request (the “Demand Eligible Holder Request”) given to the Company within five Business Days after the giving of such written notice by the Company, and (C) any Registrable Securities to be offered and sold by the Company, in each case subject to Section 2(b)(ii), all to the extent required to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities to be so registered. The Holders’ rights to request a Demand Registration set forth in this Section 2(b) shall not be exercisable at any time if the Company (i) (x) is not in violation of its obligations to file a Shelf Registration Statement pursuant to Section 2(a) or (y) has a currently effective Shelf Registration Statement covering all Registrable Securities in accordance with Section 2(a), and (ii) has otherwise complied with its obligations pursuant to this Agreement.

(ii) Demand Registration Using Form S-3. The Company shall effect any requested Demand Registration using Form S-3 whenever the Company is a Seasoned Issuer or a WKSI, and shall use an Automatic Shelf Registration Statement if it is a WKSI. Subject to the terms and conditions of this Agreement, for so long as the Company remains a Seasoned Issuer or a WKSI, the Qualified Holders shall have the right to cause the Company to effect no more than two Demand Registrations in any six month period and any request for a Demand Registration must be expected to yield aggregate gross proceeds of at least $25 million or such lesser amount resulting from the sale of all remaining Registrable Securities.

(iii) Effectiveness of Demand Registration Statement. The Company shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the Commission and keep the Demand Registration Statement continuously effective under the Securities Act for the period of time necessary for the underwriters or Holders to sell all the Registrable Securities covered by such Demand Registration Statement or such shorter period which will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder) (the “Effectiveness Period”). A Demand Registration requested pursuant to this Section 2(b) shall not be deemed to have been effected (A) if the Registration Statement is withdrawn without becoming effective, (B) if the Registration Statement does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any selling Holder and has not thereafter become effective, (D) in the event of an underwritten offering, if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a Qualified Holder, or (E) if the Company does not include in the applicable Registration Statement any Registrable Securities held by a Holder that are required by the terms hereof to be included in such Registration Statement.

(iv) Priority of Registration. Notwithstanding any other provision of this Section 2(b), if (A) the Qualified Holder intends to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten offering and (B) the managing underwriters advise the Company that in their reasonable view, the number of Registrable Securities proposed to be included in such offering

(including Registrable Securities requested by Holders to be included in such offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, then the Company shall so advise the Qualified Holder and the Demand Eligible Holders with Registrable Securities proposed to be included in such underwritten offering, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (1) first, the Registrable Securities requested to be included in such underwritten offering by the Qualified Holders and the Demand Eligible Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Qualified Holders and Demand Eligible Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder, (2) second, any securities proposed to be registered by the Company, and (3) third, Other Registrable Securities requested to be included in such underwritten offering to the extent permitted hereunder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective holders of such Other Registrable Securities on the basis of the number of securities requested to be included therein by each such holder.

(v) Underwritten Demand Registration. The determination of whether any offering of Registrable Securities pursuant to a Demand Registration will be an underwritten offering shall be made in the sole discretion of the Holders of a Majority of Included Registrable Securities for such Registration Statement, and such Holders of a Majority of Included Registrable Securities shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees, and (B) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed)) and one firm of counsel to represent all of the Holders (along with any reasonably necessary local counsel), in connection with such Demand Registration; provided that the Company shall select such investment banker(s), manager(s) and counsel (including local counsel) if the Holders of such Majority of Registrable Securities cannot so agree on the same within a reasonable time period; provided further, that the Company shall not be obligated to effect an underwritten offering pursuant to a Demand Registration within 90 days after the consummation of a previous underwritten offering pursuant to a Demand Registration or Underwritten Shelf Takedown.

(vi) Withdrawal of Registrable Securities. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 2(b) may elect to withdraw any or all of its Registrable Securities therefrom, without prejudice to the rights of any such Holder to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered on or prior to the effective date of the relevant Demand Registration Statement.

(vii) Occurrence of Demand Registration. A Demand Registration shall not be deemed to have occurred (x) unless the Registration Statement relating thereto (A) has become effective under the Securities Act and (B) has remained continuously effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder); provided that such Registration Statement shall not be considered a Demand Registration if, after such Registration Statement becomes effective, (1) such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) if such registration is pursuant to an underwritten offering, fewer than 75% of the Registrable Securities included in such Registration Statement have been sold thereunder; or (y) if the Maximum Offering Size is reduced in accordance with Section 2(b)(iv) such that less than 66 2/3% of the Registrable Securities of the Qualified Holders and the Demand Eligible Holders requested to be included in such registration are included.

(c) Piggyback Registration.

(i) Registration Statement on behalf of the Company. If at any time the Company proposes to file a Registration Statement, other than pursuant to a Shelf Registration under Section 2(a), for an offering of Registrable Securities (for purposes of this section, irrespective of the holders thereof) for cash (excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4, a rights offering or an offering on any form of Registration Statement that does not permit secondary sales) (a “Piggyback Registration Statement”), the Company shall give prompt written notice (the “Piggyback Notice”) to all Holders that, to its knowledge, hold Registrable Securities (collectively, the “Piggyback Eligible Holders”) of the Company’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least 5 Business Days before) the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to Section 2(c)(ii) (a “Piggyback Registration”). Subject to Section 2(c)(ii), the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests (each, a “Piggyback Request”) from Piggyback Eligible Holders within five Business Days after giving the Piggyback Notice. If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Registration Statement thereafter filed by the Company, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration Statements or Registration Statements as may be filed by the Company with respect to offerings of Registrable Securities, all upon the terms and conditions set forth herein. The Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

(ii) Priority of Registration. If the Piggyback Registration under which the Company gives notice pursuant to Section 2(c)(i) is an underwritten offering, and the managing underwriter or managing underwriters of such offering advise the Company and the Piggyback Eligible Holders that, in their reasonable view the amount of securities requested to be included in such registration (including Registrable Securities requested by the Piggyback Eligible Holders to be included in such offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size (which, for the purposes of a Piggyback Registration shall be within a price range acceptable to the Company), then the Company shall so advise all Piggyback Eligible Holders with Registrable Securities proposed to be included in such Piggyback Registration, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the securities that the Company proposes to sell up to the Maximum Offering Size, (B) second, the Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Piggyback Eligible Holders on the basis of the number of Registrable Securities requested to be included therein by each Piggyback Eligible Holder, and (C) third, Other Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the holders thereof on the basis of the number of securities requested to be included therein by each such holder. All Piggyback Eligible Holders requesting to be included in the Piggyback Registration must sell their Registrable Securities to the underwriters selected as provided in Section 2(c)(iv) on the same terms and conditions as apply to the Company. Promptly (and in any event within one Business Day) following receipt of notification by the Company from the managing underwriter of a range of prices at which such Registrable Securities are likely to be sold, the Company shall so advise each Piggyback Eligible Holder requesting registration in such offering of such price. If any Piggyback Eligible Holder disapproves of the terms of any such underwriting (including the price offered by the underwriter(s) in such offering), such Piggyback Eligible Holder may elect to withdraw any or all of its Registrable Securities therefrom, without prejudice to the rights of any such Holder to include Registrable Securities in any future Piggyback Registration or other registration statement, by written notice to the Company and the managing underwriter(s) delivered on or prior to the effective date of such Piggyback Registration Statement. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Piggyback Eligible Holder that is a partnership, limited liability company, corporation or other entity, the partners, members, stockholders, Subsidiaries, parents and Affiliates of such Piggyback Eligible Holder, or the estates and Family Members of any such partners/members and retired partners/members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “Piggyback Eligible Holder,” and any pro rata reduction with respect to such “Piggyback Eligible Holder” shall be based upon the aggregate amount of securities carrying registration rights owned by all entities and individuals included in such “Piggyback Eligible Holder,” as defined in this sentence.

(iii) Withdrawal from Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(c) prior to the effective date of such Registration Statement, whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such Registration Statement, without prejudice, however, to the right of the Holders immediately to request that such registration be effected as a registration under Section 2(b) to the extent permitted thereunder and subject to the terms set forth therein. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

(iv) Selection of Bankers and Counsel. If a Piggyback Registration pursuant to this Section 2(c) involves an underwritten offering, the Company shall have the right, in consultation with the Holders of a Majority of Included Registrable Securities included in such underwritten offering, to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and (B) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter or underwriters.

(v) Effect of Piggyback Registration. No registration effected under this Section 2(c) shall relieve the Company of its obligations to effect any registration of the offer and sale of Registrable Securities upon request under Section 2(a) or Section 2(b) hereof and no registration effected pursuant to this Section 2(c) shall be deemed to have been effected pursuant to Section 2(a) or Section 2(b) hereof.

(d) Notice Requirements. Any Demand Notice, Demand Eligible Holder Request or Piggyback Request shall (i) specify the maximum number or class or series of Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s bona fide intent to offer up to such maximum number of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(e) Suspension Period. Notwithstanding any other provision of this Section 2, the Company shall have the right but not the obligation to defer the filing of (but not the preparation of), or suspend the use by the Holders of, any Registration Statement for a period of up to 45 days (i) if the Company is subject to any of its customary suspension or blackout periods, for all or part of such period; (ii) upon issuance by the Commission of a stop order suspending the effectiveness of any Registration Statement with respect to Registrable Securities or the initiation of Proceedings with respect to such Registration

Statement under Section 8(d) or 8(e) of the Securities Act; (iii) if the Company believes that any such registration or offering (x) should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan (including a pending securities offering by the Company) or (y) would require the Company, under applicable securities laws and other laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided that this exception (y) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material; (iv) if the Company elects at such time to offer Company Common Stock or other equity securities of the Company to (x) fund a merger, third-party tender offer or other business combination, acquisition of assets or similar transaction or (y) meet rating agency and other capital funding requirements; (v) if the Company is pursuing a primary underwritten offering of Company Common Stock pursuant to a registration statement; provided that the Holders shall have Piggyback Registration rights with respect to such primary underwritten offering in accordance with and subject to the restrictions set forth in Section 2(c); or (vi) if any other material development would materially and adversely interfere with any such Demand Registration or Shelf Registration (any such period, a “Suspension Period”); provided, however, that in such event, the Qualified Holders will be entitled to withdraw any request for a Demand Registration and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration as the Company will pay all Registration Expenses in connection with such registration; and provided further, that in no event shall the Company declare a Suspension Period for more than an aggregate of 45 days in any 12-month period. The Company shall give written notice to the Holders of its declaration of a Suspension Period and of the expiration of the relevant Suspension Period. If the filing of any Demand Registration or Shelf Registration is suspended pursuant to this Section 2(e), once the Suspension Period ends, the Qualified Holders may request a new Demand Registration or a new Shelf Registration.

(f) Required Information. The Company may require each Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration) and the Company may exclude from such registration or sale the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(g) Other Registration Rights Agreements. The Company has not entered into and, unless agreed in writing by each Holder on or after the date of this Agreement, will not enter into, any agreement that (i) is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect or (ii) other than as set forth in this Agreement, would allow any holder of Company Common Stock to include Company Common Stock in any Registration Statement filed by the Company on a basis that is more favorable in any material respect to the rights granted to the Holders hereunder.

(h) Cessation of Registration Rights. All registration rights granted under this Section 2 shall continue to be applicable with respect to any Holder until such Holder no longer holds any Registrable Securities.

3. Alternative Transactions. Notwithstanding anything to the contrary contained herein, (a) no Holder shall be entitled to any piggyback right or to participate as a Demand Eligible Holder under Section 2 in connection with an Alternative Transaction (including Alternative Transactions off of a Shelf Registration Statement or an Automatic Shelf Registration Statement, or in connection with the registration of Registrable Securities under an Automatic Shelf Registration Statement for purposes of effectuating an Alternative Transaction; provided, that, any registration with respect to an Alternative Transaction shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations effected by the Company under Section 2(b)(ii) above); and (b) no Holder shall be permitted to request or participate in an underwritten offering (including an Underwritten Shelf Takedown) that is an Alternative Transaction.

4. Registration Procedures. The procedures to be followed by the Company and each participating Holder to register the sale of Registrable Securities pursuant to a Registration Statement in accordance with this Agreement, and the respective rights and obligations of the Company and such Holders with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a) The Company will (i) prepare and file a Registration Statement or a prospectus supplement, as applicable, with the Commission (within the time period specified in Section 2(a) or Section 2(b), as applicable, in the case of a Shelf Registration, an Underwritten Shelf Takedown or a Demand Registration) which Registration Statement (A) shall be on a form selected by the Company for which the Company qualifies, (B) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution, and (C) shall comply as to form in all material respects with the requirements of the applicable form and include and/or incorporate by reference all financial statements required by the Commission to be filed therewith, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided under Section 2(a) or Section 2(b), as applicable, in the case of a Shelf Registration Statement or a Demand Registration Statement, (iii) use its commercially reasonable efforts to prevent the occurrence of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective as provided under Section 2(a) or Section 2(b)), and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will (1) at least five Business Days prior to the anticipated filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein), or before using any Issuer Free Writing Prospectus, furnish to such Holders, the Holders’ counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed, (2) use its commercially reasonable efforts to address in each such document prior to being so filed with the Commission such comments as such Holder, its counsel or underwriter reasonably shall propose within three Business Days of receipt of such copies by the Holders and (3) not file any Registration Statement or any related Prospectus or any amendment or supplement thereto containing information regarding a participating Holder to which a participating Holder objects.

(b) The Company will as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as (A) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution or (B) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided under Section 2(a) or Section 2(b), as applicable, in accordance with the intended method of distribution and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders, (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond to any comments received from the Commission with respect to each Registration Statement or Prospectus or any amendment thereto, and (iv) as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement or Prospectus other than any comments that the Company determines in good faith would result in the disclosure to such Holders of material non-public information concerning the Company that is not already in the possession of such Holder. The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act (including Regulation M under the Exchange Act) with respect to each Registration Statement and the disposition of all Registrable Securities covered by each Registration Statement.

(c) The Company will notify such Holders that, to its knowledge, hold Registrable Securities and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, as promptly as reasonably practicable: (i)(A) when a Registration Statement, any pre-effective amendment, any Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement or any free writing prospectus is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each Holder, its counsel and each underwriter, if applicable, other than information which the Company determines in good faith would constitute material non-public information that is not already in the possession of such Holder); and (C) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental or regulatory authority for amendments or supplements to a Registration Statement or Prospectus or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Commission or any such authority relating to, or which may affect, the Registration Statement; (iii) of the issuance by the Commission or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement or similar agreement cease to be true and correct in all material respects; or (vi) of the occurrence of any event that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or if, as a result of such event or the passage of time, such Registration Statement, Prospectus or other documents requires revisions so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, which shall correct such misstatement or omission or effect such compliance.

(d) The Company will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement or the use of any Prospectus, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment, or if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period is over.

(e) During the Effectiveness Period or the Shelf Period, as applicable, the Company will furnish to each selling Holder and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, upon their request, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such selling Holder or underwriter (including those incorporated by reference) promptly after the filing of such documents with the Commission.

(f) The Company will promptly deliver to each selling Holder and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such selling Holder or underwriter. The Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g) The Company will use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the Commission, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any selling Holder shall reasonably request; (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each selling Holder to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.

(h) To the extent that the Company has certificated shares of Company Common Stock, the Company will cooperate with each Holder and the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if applicable, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as each Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement.

(i) Upon the occurrence of any event contemplated by Section 4(d)(vi), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable Issuer Free Writing Prospectus, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading and no Issuer Free Writing Prospectus will include information that conflicts with information contained in the Registration Statement or Prospectus, such that each selling Holder can resume disposition of such Registrable Securities covered by such Registration Statement or Prospectus.

(j) Selling Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (i) such Holders provide to the Company a Shelf Takedown Notice or Demand Notice of their intention to distribute Registrable Securities by means of an underwritten offering, (ii) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (iii) each Holder participating in such underwritten offering agrees to enter into customary agreements, including an underwriting agreement in customary form, and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled to select the managing underwriter or managing underwriters hereunder (provided that any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties, agreements and indemnities regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution, the accuracy of information concerning such Holder as provided by or on behalf of such Holder, and any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder in connection with such offering shall not exceed such Holder’s net proceeds from the disposition of such Holder’s Registrable Securities in such offering) and (iv) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and will procure auditor “comfort” letters addressed to the underwriters in the offering from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any Subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement.

(k) The Company will obtain for delivery to the underwriter or underwriters of an underwritten offering of Registrable Securities an opinion or opinions from counsel for the Company (including any local counsel reasonably requested by the underwriters) dated the most recent effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings, which opinions shall be reasonably satisfactory to such underwriters and their counsel.

(l) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period or the Shelf Period, as applicable, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection by a representative appointed by the Holders of a Majority of Included Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or managing underwriters selected in accordance with this Agreement and by any attorney, accountant or other agent retained by such Holders or underwriter, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(m) The Company will (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and provide and enter into any reasonable agreements with a custodian for the Registrable Securities and (ii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities.

(n) The Company will cooperate with each Holder of Registrable Securities and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and in performance of any due diligence investigations by any underwriter.

(o) The Company will use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, the Trading Market, FINRA and any state securities authority, and make available to each Holder, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(p) The Company will use its commercially reasonable efforts to ensure that any Issuer Free Writing Prospectus utilized in connection with any Prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(q) In connection with any registration of Registrable Securities pursuant to this Agreement, the Company will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Holders, including using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable advance notice, to meet with prospective investors in presentations, meetings and road shows; provided, however that the Company shall not be required to participate in any marketing effort that is longer than two business days or requires face to face meeting with investors more than once every 90 days and no more than three times in a 12-month period.

(r) The Company shall use its commercially reasonable efforts to maintain the listing of the Company Common Stock on the New York Stock Exchange, and following the listing of any other Registrable Securities on the New York Stock Exchange or the relevant Nasdaq market, shall use its commercially reasonable efforts to maintain the listing of such Registrable Securities on the New York Stock Exchange or the relevant Nasdaq market, as applicable, until each Holder has sold all of its Registrable Securities.

(s) The Company shall, if such registration for an underwritten offering is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the managing underwriter(s) reasonably request(s).

(t) The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any reasonable and customary request of the Holders in respect of any Alternative Transaction, including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a Public Offering subject to this Section 4, to the extent customary for such transactions.

(u) The Company shall use its best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure the inclusion for quotation of all of the Registrable Securities on the OTC Bulletin Board or (iii) if, despite the Company’s best efforts, the Company is unsuccessful in satisfying the preceding clauses (i) and (ii), to secure the inclusion for quotation on any trading market for such Registrable Securities and, without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register with FINRA as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 4(t).

(v) If requested by a Holder, the Company shall as soon as practicable (i) incorporate in a Prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by a Holder.

5. Registration Expenses. The Company shall bear all reasonable Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration , Shelf Registration, Shelf Takedown Notice or Piggyback Registration (excluding any Selling Expenses), whether or not any Registrable Securities are sold pursuant to a Registration Statement.

“Registration Expenses” shall include, without limitation, (i) all registration, qualification and filing fees and expenses (including fees and expenses (A) of the Commission or FINRA, (B) incurred in connection with the listing of the Registrable Securities on the Trading Market, and (C) in compliance with applicable state securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities as may be set forth in any underwriting agreement)); (ii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto (including expenses of printing certificates for the Company’s shares); (iii) analyst or investor presentation or road show expenses of the Company and the underwriters, if any; (iv) messenger, telephone and delivery expenses; (v) reasonable fees and disbursements of counsel (including any local counsel), auditors and accountants for the Company (including the expenses incurred in connection with “comfort letters” required by or incident to such performance and compliance); (vi) the reasonable fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of FINRA and the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification; (vii) fees and expenses of any special experts retained by the Company; (viii) Securities Act liability insurance, if the Company so desires such insurance; (ix) reasonable fees and disbursements of one counsel (along with any reasonably necessary local counsel) representing all Holders mutually agreed by Holders of a Majority of Included Registrable Securities participating in the related registration; (x) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies; (xi) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; and (xiii) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration, Piggyback Registration or Shelf Registration pursuant to the terms of this Agreement. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Company and in respect of which proceeds are received by the Company. Each Holder shall pay any Selling Expenses applicable to the sale or disposition of such Holder’s Registrable Securities pursuant to any Demand Registration Statement or Piggyback Registration Statement, or pursuant to any Shelf Registration Statement under which such selling Holder’s Registrable Securities were sold, in proportion to the amount of such selling Holder’s shares of Registrable Securities sold in any offering under such Demand Registration Statement, Piggyback Registration Statement or Shelf Registration Statement.

6. Indemnification.

(a) If requested by a participating Holder, the Company shall indemnify and hold harmless each underwriter, if any, engaged in connection with any registration referred to in Section 2 and provide representations, covenants, opinions and other assurances to such underwriter in form and substance reasonably satisfactory to such underwriter and the Company. Further, the Company shall indemnify and hold harmless each Holder, its partners, stockholders, equityholders, general partners, managers, members, and Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act) and any employee or Representative thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’, accountants’ and experts’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all Proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon, resulting from or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated by reference in any of the foregoing or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state or common law rule or regulation relating to action or inaction in connection with any Company provided information in such registration, disclosure document or related document or report, and the Company will reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such Proceeding; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such Losses arise out of, are based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(b) In connection with any Registration Statement filed by the Company pursuant to Section 2 hereof in which a Holder has registered for sale its Registrable Securities, each such selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, Affiliates, employees, agents and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by or on behalf of such selling Holder to the Company specifically for inclusion in such Registration Statement or Prospectus and has not been corrected in a subsequent writing prior to the sale of the Registrable Securities to the Indemnified Person asserting the claim. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder in connection with such sale.

(c) Any Indemnified Person shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the Indemnifying Person shall not relieve the indemnifying party of its obligations hereunder except to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Person and employ counsel reasonably satisfactory to such Indemnified Person, (C) the Indemnified Person has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Indemnified Person (based upon advice of its counsel) a conflict of interest may exist between such Indemnified Person and the indemnifying party with respect to such claims (in which case, if the Indemnified Person notifies the indemnifying party in writing that such Indemnified Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Indemnified Person). No action may be settled without the consent of the indemnifying party, provided that the consent of the Indemnified Person shall not be required if (A) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such settlement; (B) such settlement provides for the payment by the indemnifying party of money as the sole relief for such action and (C) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 6(c), in connection with any Proceeding or related Proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time. Notwithstanding the provisions of this Section 6(c), no selling Holder shall be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) received by such selling Holder in the offering. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each selling Holder’s obligation to contribute pursuant to this Section 6(c) is several in the proportion that the proceeds of the offering received by such selling Holder bears to the total proceeds of the offering received by all such selling Holders and not joint.

(d) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

7. Facilitation of Sales Pursuant to Rule 144. The Company shall use its commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act and the rules adopted by the Commission thereunder (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the written request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8. Miscellaneous.

(a) Remedies. In the event of a breach by any party hereto of any of its obligations under this Agreement, the non-breaching parties, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate and shall waive any requirement for the posting of a bond.

(b) Discontinued Disposition. Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (iv) and (vi) of Section 4(d) or the occurrence of a Suspension Period, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this Section 8(b). In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that the use of the Prospectus may be resumed. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of Registrable Securities in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale, prior to such Holder’s receipt of the notice of a Suspension Period and for which such Holder has not yet settled.

(c) Amendments. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only with (i) the consent of the Company and (ii) the affirmative vote of Holders of not less than a majority of the Registrable Securities Securities; provided that in no event shall the obligations of any Holder of Registrable Securities be increased or the rights of any Holder be adversely affected (without similarly increasing or adversely affecting the rights of all Holders), except upon the written consent of such Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

(d) Waivers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile (with confirmation of delivery) or electronic mail in PDF or similar electronic or digital format (with confirmation of receipt) prior to 5:00 p.m. (New York time) on a business day in the place of receipt, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile (with confirmation of delivery) or electronic mail in PDF or similar electronic or digital format (with confirmation of receipt) later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:
Amplify Energy Corp. 500 Dallas Street, Suite 1700
Houston, Texas 77002
Attn.: Martyn Willsher with a copy (which shall not constitute notice) to:
Attn: Matthew R. Pacey
Kirkland & Ellis LLP 609 Main Street, 47th Floor
Houston, Texas 77002

If to any other Person who is then a Holder, to the address of such Holder as it appears on the signature pages hereto or such other address as may be designated in writing hereafter by such Person.

(f) Successors and Assigns; Transfers; New Issuances. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives. Without limiting any other restriction on transfer contained in any other contract by and among the Company and any of the Holders, or by and among the Holders, each Holder agrees that it shall not transfer any shares of Company Common Stock to any Person unless (i) such transfer is made in compliance with the Securities Act, any other applicable securities or “blue sky” laws, or rules or regulations promulgated by FINRA, and the terms and conditions of the certificate of incorporation and the by-laws of the Company, (ii) the transferee (if it will hold Registrable Securities upon and following such transfer and reasonably determines, based on the advice of counsel, that it is an “affiliate” (as such term is defined in the Securities Act) of the Company or holds Company Common Stock that is “restricted” or “control” stock (as such terms are defined in the Securities Act) and is not already a party hereto) shall have delivered to the Company a Joinder Agreement in substantially the form attached hereto as Exhibit A agreeing to become subject to and bound by the terms of this Agreement and (iii) the Holder gives the Company written notice of such transfer, stating the name and address of the transferee. Any attempt to transfer any shares of Company Common Stock not in compliance with this Agreement and the certificate of incorporation of the Company shall be null and void ab initio, and the Company shall not give any effect in the Company’s stock records to such attempted transfer. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not transfer or assign its rights or obligations hereunder without the prior written consent of each Holder.

(g) Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law or conflicts of law.

(h) Submission to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the County of New York, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in subsection (e) of this Section 8 shall be deemed effective service of process on such party.

(i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings, whether oral or written, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

(m) Execution of Agreement. This Agreement may be executed and delivered (by facsimile, by electronic mail in portable document format (.pdf) or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

(n) Determination of Ownership. In determining ownership of Company Common Stock hereunder for any purpose, the Company may rely solely on the records of the transfer agent for the Company Common Stock from time to time, or, if no such transfer agent exists, the Company’s stock ledger.

(o) Headings; Section References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(p) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Holders may be partnerships or limited liability companies, each Holder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Company’ or the Holder’s former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a “Related Party” and collectively, the “Related Parties”), in each case other than the Company, the current or former Holders or any of their respective assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company or the Holders under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 8(p) shall relieve or otherwise limit the liability of the Company or any current or former Holder, as such, for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

(q) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Company Common Stock, (b) any and all securities into which shares of Company Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (c) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Company Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume the obligations of the Company under this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(r) Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration, Piggyback Registration or Shelf Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Holders included therein or (ii) on terms otherwise more favorable in the aggregate than this Agreement. The Company also represents and warrants to each Holder that it has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person with respect to the Registrable Securities.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

AMPLIFY ENERGY CORP.

By:	/s/ Eric M. Willis
Name:	Eric M. Willis
Title:	Vice President and General Counsel

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FIR TREE CAPITAL MANAGEMENT L.P.,
on behalf of the following funds under management:
Fir Tree Capital Opportunity (LN) Master Fund, L.P.
Fir Tree Value (LN) Master Fund, L.P.
FT SOF IV HOLDINGS, LLC
FT SOF V HOLDINGS, LLC
FT SOF VII AIV HOLDINGS I, LLC
Fir Tree Capital Opportunity Master Fund III, LP
Fir Tree E&P Holdings VII, LLC
Fir Tree E&P Holdings VIII, LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	General Counsel

AVENUE ENERGY OPPORTUNITIES FUND, L.P.
By: Avenue Energy Opportunities Partners, LLC, its General Partner
By: GL Energy Opportunities Partners, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

BRIGADE CAPITAL MANAGEMENT, LP
as Investment Manager on Behalf of its Various Funds:

By:	/s/ Patrick Criscillo
Name:	Patrick Criscillo
Title:	Chief Financial Officer

TRUST ASSET MANAGEMENT LLC on behalf of the following under management: AXYS CAPITAL INCOME FUND LLC

By:	/s/ Michael Zislis
Name:	Michael Zislis
Title:	Chief Operating Officer

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SCHEDULE I

STOCKHOLDERS

Fir Tree Capital Opportunity (LN) Master Fund, L.P.

Fir Tree Value (LN) Master Fund, L.P.

FT SOF IV Holdings, LLC

FT SOF V Holdings, LLC

FT SOF VII AIV Holdings I, LLC

Fir Tree Capital Opportunity Master Fund III, LP

Fir Tree E&P Holdings VII, LLC

Fir Tree E&P Holdings VIII, LLC

Avenue Energy Opportunities Fund, L.P.

Future Directions Credit Opportunities Fund

Brigade Credit Fund II Ltd.

Big River Group Fund SPC LLC

Brigade Cavalry Fund Ltd

Blue Falcon Limited

Delta Master Trust

Brigade Distressed Value Master Fund Ltd.

Brigade Energy Opportunities Fund II LP

Brigade Energy Opportunities Fund LP

FedEx Corporation Employees’ Pension Trust

Brigade Opportunistic Credit Fund—ICIP, Ltd.

Illinois State Board of Investment

FCA Canada Inc. Elected Master Trust

FCA US LLC Master Retirement Trust

JPMorgan Chase Retirement Plan Brigade Bank Loan

JPMorgan Chase Retirement Plan Brigade

Brigade Opportunistic Credit LBG Fund Ltd.

Los Angeles County Employees Retirement Association

Brigade Leveraged Capital Structures Fund Ltd.

SC Credit Opportunities Mandate LLC

U.S. High Yield Bond Fund

SEI Global Master Fund Plc the SEI High Yield Fixed Income Fund

SEI Institutional Investments Trust-High Yield Bond Fund

SEI Institutional Managed Trust-High Yield Bond Fund

GIC Private Limited

The Coca-Cola Company Master Retirement Trust

St. James’ Place Diversified Bond Unit Trust

Panther BCM LLC

Axys Capital Income Fund LLC

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date set forth below, to become a party to that certain Amended and Restated Registration Rights Agreement (as amended, restated and modified from time to time, the “Agreement”) dated as of [•], 2019, by and among Amplify Energy Corp., a Delaware corporation (f/k/a Midstates Petroleum Company, Inc.) (the “Company”), and the holders of the Company’s common stock named therein, and for all purposes of the Agreement the undersigned will be included within the term “Holder” (as defined in the Agreement). The address, facsimile number and email address to which notices may be sent to the undersigned are as follows:

Address:
Facsimile No.:
Email:
Date:
[If entity]
[ENTITY NAME]
By:
Name:
Title:
[If individual]
Individual Name: